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                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated March 26, 1993, with respect to the 1992 consolidated financial statements and schedules of UNUM Corporation and subsidiaries incorporated by reference or included in this Annual Report (Form 10-K) for the year ended December 31, 1994:

            Form S-8 No. 33-31270 pertaining to the UNUM Employees Retirement
              Savings Plan and Trust

            Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock
              Option Plan

            Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock
              Incentive Plan

            Form S-8 No. 33-60124 pertaining to the Colonial Companies, Inc.
              Security Saver Plan

            Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock
              Incentive Plan.

            Form S-3 No. 33-36873

            Form S-3 No. 33-69132

            Post-Effective Amendment No. 1 on Form S-8 to Registration
              Statement on Form S-4 No. 33-55870


 /s/ ERNST & YOUNG L.L.P.
 Boston, Massachusetts
 March 22, 1995